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                               CONTRACT SCHEDULE
                 LIFETIME GUARANTEED WITHDRAWAL BENEFIT RIDER

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
LIFETIME GWB RIDER SPECIFICATIONS             [Single Life Version, Joint Life Version]

EFFECTIVE DATE:                               [June 20, 2011]

MINIMUM LIFETIME INCOME AGE:                  [59 1/2]

INITIAL TOTAL GUARANTEED WITHDRAWAL
AMOUNT:                                       [$100,000.00]
MAXIMUM BENEFIT AMOUNT:                       [$10,000,000.00]

COMPOUNDING ALLOWABLE WITHDRAWAL:             [Second Withdrawal]

COMPOUNDING INCOME PERIOD END
DATE:                                         [10/th/ Contract Anniversary]

COMPOUNDING INCOME PERCENTAGE:                [5%]

LIFETIME GWB WITHDRAWAL RATE:                 [[4.00%] if first withdrawal is taken before the Contract Year in which the
                                              Owner (or oldest Joint Owner or Annuitant if Owner is a non-natural person)
                                              will attain age [65].
                                              [5.00%] if first withdrawal is taken during the Contract Year in which the
                                              Owner (or oldest Joint Owner or Annuitant if Owner is a non-natural person)
                                              attains or will attain age [65 through 75].
                                              [5.00%] if first withdrawal is taken during the Contract Year in which the
                                              Owner (or oldest Joint Owner or Annuitant if Owner is a non-natural person)
                                              attains or will attain age [76 or older].]

AUTOMATIC STEP-UP DATE:                       [Every Contract Anniversary following the Effective Date]

MAXIMUM AUTOMATIC STEP-UP AGE:                [90]

LIFETIME GWB MAXIMUM FEE RATE:                [1.60% for Single Life Version,
                                              1.80% for Joint Life Version]

LIFETIME GWB FEE RATE:                        [1.10% for Single Life Version,
                                              1.30% for Joint Life Version]

LIFETIME GWB CANCELLATION WINDOW              [30 day period following the 5/th/, 10/th/, and 15/th/ and later Anniversaries
PERIODS:                                      following the Effective Date.]

GUARANTEED PRINCIPAL ADJUSTMENT               [15/th/ Contract Anniversary following the Effective Date]
ELIGIBILITY DATE:

ALLOCATION, TRANSFER AND REBALANCING LIMITS:
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   LIFETIME GWB SUBACCOUNTS:                  [You must allocate 100% of your Account Value to the [Index Selector]
                                              Asset Allocation Model Subaccounts. All allocations of available
                                              Subaccounts will be based on the [Index Selector] model you choose.]

   PLATFORM 1 MINIMUM PERCENTAGE:             [NO LIMITS APPLY]

   PLATFORM 1 SUBACCOUNTS:                    [N/A]

   PLATFORM 2 MAXIMUM PERCENTAGE:             [NO LIMITS APPLY]

   PLATFORM 2 SUBACCOUNTS:                    [N/A]

   PLATFORM 3 MAXIMUM PERCENTAGE:             [NO LIMITS APPLY]
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MLIU-EL6WB(6/11)

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PLATFORM 3 SUBACCOUNTS:         [N/A]

PLATFORM 4 MAXIMUM PERCENTAGE:  [NO LIMITS APPLY]

PLATFORM 4 SUBACCOUNTS:         [N/A]

MLIU-EL6WB(6/11)